AMENDMENT TO THE
ETF SERIES SOLUTIONS
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT to the Transfer Agent Servicing Agreement, dated as of May 16, 2012, as amended (the “Agreement”), is entered into by and between ETF SERIES SOLUTIONS, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add funds and fees; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of ETF Series Solutions:

Exhibit HH, the Hoya Capital Housing ETF, is hereby added and attached hereto.

This amendment will become effective upon the commencement of operations of the Hoya Capital Housing ETF.  Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

ETF SERIES SOLUTIONS	U.S. BANCORP FUND SERVICES, LLC
By: /s/ Michael D. Barolsky	By: /s/ Anita M. Zagrodnik
Name: Michael D. Barolsky	Name: Anita M. Zagrodnik
Title: Vice President and Secretary	Title: Senior VP
Date: 3/4/19	Date: 3/4/19

Exhibit HH to the ETF Series Solutions Transfer Agent Servicing Agreement
Hoya Capital Real Estate, LLC

Hoya Capital Housing ETF

Base Fee for Accounting, Administration, Transfer Agent & Account Services

The following reflects the greater of the basis point fee or annual minimum1 for funds where Hoya Capital Real Estate, LLC acts as Adviser to the fund in ETF Series Solutions (ESS).

Annual Minimum per Fund2                                                                            Basis Points on Trust AUM2
Funds 1-5                $[  ] First $250m                  [  ] bps
Funds 6-10              $[  ] Next $250m                  [  ] bps
Funds 11-15            $[  ] Next $500m                  [  ] bps
Funds 16+               $[  ] Balance                         [  ] bps

See APPENDIX A for Services and Associated Fees in addition to the Base Fee
See APPENDIX B for OPTIONAL Supplemental Services and Associated Fees

1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum.  Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent of AUM.

Once a Fund is operational, should “the Adviser” terminate this service agreement with USBFS prior to the end of the initial two-year period, “the Adviser” will be responsible for the balance of the minimum fees for the remainder of the service agreement’s 12-month period beginning with the Fund’s launch or any anniversary of launch. To avoid doubt, if “the Adviser” launched a Fund on March 1, 2018 and terminated the relationship on June 30, 2019, “the Adviser” would owe USBFS up to 50% of $[  ] ($[  ] admin/acct/ta + $[  ] Custody + $[  ] Distributor).

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 Subject to annual CPI increase – All Urban Consumers – U.S. City Average.

Fees are calculated pro rata and billed monthly

APPENDIX A

Accounting, Administration, Transfer Agent & Account Services (in addition to the Base Fee)

Pricing Services

For daily pricing of each securities (estimated 252 pricing days annually)
▪	$[ ] – Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Mutual Funds, ETFs, Total Return Swaps
▪	$[ ] – Domestic Corporates, Domestic Convertibles, Domestic Governments, Domestic Agencies, Mortgage Backed, Municipal Bonds
▪	$[ ] – CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, High Yield
▪	$[ ] – Interest Rate Swaps, Foreign Currency Swaps
▪	$[ ] – Bank Loans
▪	$[ ] – Swaptions
▪	$[ ] – Credit Default Swaps
▪	$[ ] per Month Manual Security Pricing (>25 per day)
NOTE: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Corporate Action Services

Fee for IDC data used to monitor corporate actions
▪	$[ ] per Foreign Equity Security per Month
▪	$[ ] per Domestic Equity Security per Month
▪	$[ ] per CMOs, Asset Backed, Mortgage Backed Security per Month
ESS Trust Chief Compliance Officer Annual Fee (subject to board approval)

▪	$[ ] for the first fund
▪	$[ ] for each additional fund
▪	$[ ] per sub-adviser per fund
▪	Additional $[ ] per distributor other than Quasar Distributors, LLC
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)

▪	$[ ] per security per month for fund administrative
SEC Reporting Modernization Requirements

▪	Form N-PORT – $[ ] per year, per Fund
▪	Form N-CEN – $[ ] per year, per Fund
Section 15(c) Reporting

▪	$[ ] per fund per standard reporting package*
▪	Additional 15(c) reporting is subject to additional charges
*Standard reporting packages for annual 15(c) meeting
-	Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w/ classes on one report) OR Full 15(c) report
- Performance reporting package: Peer Comparison Report
▪	Standard data source – Morningstar; additional charges will apply for other data services

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly

APPENDIX B

OPTIONAL Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by USBFS upon client request and/or need)

Daily Compliance Services

▪ Base fee – $[  ] per fund per year
▪ Setup – $[  ] per fund group

Section 18 Daily Compliance Testing (for derivatives and leverage)

▪ $[  ] set up fee per fund complex
▪ $[  ] per fund per month

C-Corp Administrative Services

▪ 1940 Act C-Corp – USBFS Fee Schedule plus $[  ]
▪ 1933 Act C-Corp – USBFS Fee Schedule plus $[  ]

Controlled Foreign Corporation (CFC)

▪ USBFS Fee Schedule plus $[  ]

Fees are calculated pro rata and billed monthly

Adviser’s signature below acknowledges approval of the schedules on this Exhibit HH.

Hoya Capital Real Estate, LLC

By: /s/ Alexander Pettee

Printed Name: Alexander Pettee

Title: President Date: 3/1/19